United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 4, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8240 Exchange Dr. Suite C1, Orlando, FL 32809

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 4, 2012, the Board of Directors of GeneLink, Inc. (the “Company”), upon the recommendation of management after consulting with its independent auditors, concluded that the Company’s financial statements for the year ended December 31, 2010 and the Company’s unaudited consolidated financial statements contained within the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010, September 30, 2010, March 31, 2011, June 30, 2011, and September 30, 2011 could no longer be relied upon. The Company intends to file its restated financial statements for the year ended December 31, 2010 in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

A re-audit of 2010 was required when, on March 5, 2012, the Company was notified that the Public Company Accounting Oversight Board (“PCAOB”) announced that it had suspended for one year the registration of Buckno Lisicky & Company, P.C. (“Buckno”). Buckno, the company’s prior independent registered accountants, was suspended for failure to timely file 2010 and 2011 annual reports with the PCAOB. As a result of that suspension, the SEC determined that the Company could no longer include the audit reports of Buckno in its SEC filings. A re-audit by a new firm was required to address 2010 comparative figures included in the 2011 Form 10-K filing, which is expected to be filed on Friday, May 11, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 10, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D.
Chief Executive Officer

Dated: May 10, 2012

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 10, 2012

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